EXHIBIT 31.4

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO RULE 13a-14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

I, Paul J. Murphy, certify that:

1.     I have reviewed this Amendment No. 1 on Form 10-KSB/A of Apogee Technology, Inc.; and

2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 27, 2007

/s/ Paul J. Murphy
Paul J. Murphy
Chief Financial Officer and Vice President of Finance
(principal financial officer)